UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North High Street, Suite 200 West Chester, PA		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Election of Directors

Appointment of Diem Nguyen to Board of Directors

Effective June 9, 2020, the board of directors (the “Board”) of Verrica Pharmaceuticals Inc. (the “Company”) appointed Diem Nguyen to serve as a director of the Company. Ms. Nguyen will serve as a Class I director whose term will expire at the 2022 annual meeting of stockholders.

There is no arrangement or understanding between Ms. Nguyen and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Nguyen and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Ms. Nguyen requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Ms. Nguyen is set forth below:

Diem Nguyen, age 48, served as the Executive Vice President of Biopharma for PPD, Inc., a clinical research organization, from April 2018 to April 2020. Prior to joining PPD, Ms. Nguyen held various roles of increasing responsibility at Pfizer Inc. from 2008 to March 2018. Ms. Nguyen received a B.A. in Chemistry with Specialization in Biochemistry from the University of Virginia, a Ph.D. in Biochemistry and Molecular Genetics from the University of Virginia and an M.B.A. from the Darden Graduate School of Business Administration. Dr. Nguyen also currently serves as a trustee at the Children’s Hospital of Philadelphia.

In accordance with the Company’s non-employee director compensation policy, upon commencement of her service as a director, Ms. Nguyen was granted an initial option grant to purchase 17,502 shares of the Company’s common stock under its Non-Employee Director Compensation Policy, with one-third of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in 24 equal monthly installments thereafter, subject to her continued service as a director through the applicable vesting date. Additionally, Ms. Nguyen will be entitled to receive a $40,000 annual retainer for her service as director. At each annual stockholder meeting following which Ms. Nguyen’s term as a director continues (beginning with the 2021 annual meeting of stockholders), Ms. Nguyen will be entitled to receive an additional stock option to purchase 5,834 shares of the Company’s common stock, which option will vest and become exercisable in 12 equal monthly installments following the date of grant and in any event will be fully vested on the date of the next annual meeting of stockholders, subject to her continued service as a director though the applicable vesting date. Ms. Nguyen has also entered into the Company’s standard form of indemnification agreement.

Item 7.01 Regulation FD Disclosure.

On June 10, 2020, the Company issued a press release announcing the appointment of Ms. Nguyen. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release, dated June 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.
Date: June 10, 2020	/s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer